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As Filed With the Securities and Exchange Commission on August 11, 1999
                                                           Registration No. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1

                                      TO

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                            ______________________
                               SM&A CORPORATION
                               ----------------
            (Exact name of registrant as specified in its charter)

               California                                 33-0080929
               ----------                                 ----------
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   Identification No.)

      4695 MacArthur Court, Eighth Floor, Newport Beach, California 92660
      -------------------------------------------------------------------
           (Address of Principal Executive Offices)       (Zip Code)

                                SM&A CORPORATION
       1995 SPACE APPLICATIONS CORPORATION NONQUALIFIED STOCK OPTION PLAN
       ------------------------------------------------------------------
                           (Full title of the plan)
                              Michael A. Piraino
                     President and Chief Operating Officer
                               SM&A CORPORATION
                      4695 MacArthur Court, Eighth Floor
                        Newport Beach, California 92660
                        -------------------------------
                    (Name and address of agent for service)
                                (949) 975-1550
                                --------------
         (Telephone number, including area code, of agent for service)
                                   COPY TO:
                                   -------
                             Thomas J. Crane, Esq.
                              Rutan & Tucker, LLP
                     611 Anton Boulevard, Fourteenth Floor
                         Costa Mesa, California  92626
                                 (714) 641-5100



     Pursuant to an Agreement and Plan of Reorganization and Merger dated as of May 18, 1998 (the "Merger Agreement"), among SM&A Corporation (the "Registrant"), SAC Acquisition, Inc., Space Applications Corporation and Roger
H. Skinner, the Registrant assumed, effective as of May 29, 1998, all of the outstanding options to purchase common stock of Space Applications Corporation under the 1995 Space Applications Corporation Nonqualified Stock Option Plan, and such options became exercisable to purchase shares of the Registrant's Common Stock, with appropriate adjustments to the number of shares and exercise price of each assumed option. The Merger Agreement provides that the Registrant will issue additional shares of the Registrant's Common Stock if, upon the effective date of a registration statement on Form S-8, the average closing price of the Registrant's Common Stock on the NASDAQ National Market for the twenty (20) trading days immediately before the effective date of the
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registration statement (the "Registration Closing Average") is less than
$13.931. The Registrant filed a registration statement on Form S-8 with the Securities and Exchange Commission (the "SEC") on May 27, 1999 (Registration No. 333-79421), registering 290,503 shares of the Registrant's Common Stock pursuant to the terms of the Merger Agreement. Based upon a recalculation of the Registrant's shares of Common Stock to be issued pursuant to the Merger Agreement, a new Registration Statement on Form S-8 (Registration No. 333-84109) was filed with the SEC on July 30, 1999, registering 311,074 shares of the Registrant's Common Stock.

     Based upon the foregoing, the Registrant hereby deregisters the 290,503 shares of its Common Stock heretofore registered pursuant to Registration Statement No. 333-79421.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California on August 10, 1999.

                               SM&A CORPORATION,
                               a California Corporation


                               By: /S/ MICHAEL A. PIRAINO
                                   -----------------------
                                   Michael A. Piraino, President and Chief
                                   Operating Officer

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